Cellular Dynamics International, Inc.
525 Science Drive
Madison, WI 53711 USA
www.cellulardynamics.com

FOR IMMEDIATE RELEASE

Cellular Dynamics International Reports Third Quarter 2013 Financial Results

Revenues More Than Double

MADISON, WIS., November 12, 2013 - Cellular Dynamics International, Inc. (CDI; Nasdaq:ICEL), a developer and manufacturer of fully functioning human cells in industrial quantities to precise specifications, today reported financial results for the third quarter ended September 30, 2013.
“Trailing twelve months revenue as of September 30, 2013, more than doubled when compared to the corresponding period last year as did trailing twelve month average sales to our top 10 customers. Revenue for the third quarter also more than doubled when compared to the same period last year, and this growth was achieved with record gross margin from product sales of 79%," said Bob Palay, Chairman and CEO of CDI. “A growing number of pharmaceutical companies are adopting CDI’s products for their research programs. By the end of the third quarter of 2013 CDI had sold to 142 customers for the trailing twelve months compared to 115 customers for the same period last year. Our top 10 customers averaged $704,000 in revenue for the trailing twelve months ended September 30, 2013, up from $313,000 for the same period last year. We believe these results add to the growing evidence that our iCell® and MyCell® products are becoming an industry standard for manufactured human cells.”
In addition, as recently announced, the Company received the Notice of Grant Award (NGA) from the California Institute of Regenerative Medicine (CIRM) to create a human induced pluripotent stem cell (iPSC) biobank from 3,000 individuals. Receipt of the NGA signifies the entry into a definitive agreement with CIRM and the initiation of funding for the $16 million project. This contract resulted from the CIRM grant award to CDI announced last March. The Company looks forward to the revenue from this contract contributing to our expected ongoing revenue growth in our base business.

Third Quarter 2013 Selected Financial Results
Revenue. Total revenues for the third quarter of 2013 were $2.5 million compared to $1.2 million for the third quarter of 2012, an increase of 108%. For the trailing twelve months ended September 30, 2013, total revenues were $10.7 million, compared to $4.6 million for the trailing twelve months ended September 30, 2012, an increase of 133%. Growth in total revenue is primarily attributable to growth in unit sales of the Company’s iCell products and significant increases in revenue from collaborations under our center of excellence agreements with Eli Lilly and Company and AstraZeneca UK Limited.
Costs and expenses. Total costs and expenses (excluding cost of product sales) were $9.3 million for the third quarter of 2013 compared to $6.4 million for the third quarter of 2012, an increase of 45%. This growth is attributable principally to an increase in supplies expense within our research and development organization, an increase in staffing within our sales and marketing organization and to general and administrative costs attributable to or triggered by our initial public offering. Approximately $669,000 of general and administrative expenses in the third quarter of 2013 reflect compensation and fee arrangements made effective as of the IPO date but attributable to service in the first and second quarter of 2013. Additionally, the Company incurred approximately $240,000 for travel and other expenses incurred in connection with our IPO. Tempering those operating cost increases, cost of product sales as a percentage of product sales revenue declined from 27% in the third quarter of 2012 to 21% in the third quarter of 2013, for a record gross margin from product sales of 79%. This compares favorably to the third quarter of 2012 gross margin from product sales of 73%.
Net loss. For the third quarter of 2013, net loss was $7.5 million, or $0.62 per share, compared with a net loss of $5.5 million, or $3.16 per share, for the third quarter of 2012. Weighted average shares outstanding for the third quarter of 2013 was 12.1 million versus 1.7 million for the third quarter of 2012. The difference in weighted average shares outstanding is principally attributable to both the common shares issued in our IPO and the conversion of our Series A and Series B preferred stock to common shares immediately prior to the consummation of our IPO.
Cash and cash equivalents. At September 30, 2013, cash and cash equivalents totaled $68.6 million.
CDI will host a conference call and webcast at 8:00 a.m. EST, November 13, 2013. The conference call may be accessed by dialing (877) 312-5886 for domestic callers and (206) 453-2872 for international callers. Please specify to the operator that you would like to join the Cellular Dynamics Third Quarter 2013 Financial Results Call, or reference conference ID# 96066198. The conference call also will be webcast live under the investor relations section of CDI's website at www.cellulardynamics.com, and will be archived there following the call for approximately one year.

About Cellular Dynamics International, Inc.
Cellular Dynamics International, Inc. (CDI) is a leading developer of induced pluripotent stem cell technologies for in vitro drug development, stem cell banking and in vivo cellular therapeutic research. CDI harnesses its unique manufacturing technology to produce differentiated tissue cells in industrial quality, quantity and purity from any individual’s induced pluripotent stem cell line created from a standard blood draw. CDI was founded in 2004 by Dr. James Thomson, a pioneer in human pluripotent stem cell research at the University of Wisconsin-Madison. CDI’s facilities are located in Madison, Wisconsin, with a second facility in Novato, California. See www.cellulardynamics.com.
Forward-looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Cellular Dynamics International, Inc., including statements regarding our revenue growth and market acceptance of our products, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," ”believe,” "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our product development efforts, actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Cellular Dynamics undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Cellular Dynamics' quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 29, 2013, which risks are incorporated herein by reference, and as may be described from time to time in Cellular Dynamics' subsequent SEC filings.

Cellular Dynamics International, Inc.
Balance sheets
(Unaudited)

(dollars in thousands)	December 31, 2012	September 30, 2013
Assets
Current assets:
Cash and cash equivalents	$33,900	$68,575
Accounts receivable, net	2,658	1,908
Inventories	2,381	3,507
Prepaid expenses and other assets	662	1,092
Total current assets	39,601	75,082

Property and equipment, net	873	901
Goodwill	6,817	6,817
Intangible assets, net	4,195	4,142
Debt issuance costs, net	—	211
Other assets	10	10
Total	$51,496	$87,163

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$1,035	$1,246
Accrued liabilities	1,830	2,706
Deferred revenue	570	525
Current maturities of long-term debt	336	18
Total current liabilities	3,771	4,495
Long-term debt, less current portion	734	11,808
Shareholders' equity:
Series A Convertible preferred stock, $0.01 par value — authorized, 28,413,291 shares at December 31, 2012 and none at September 30, 2013; issued and outstanding, 2,914,187 shares at December 31, 2012 and none at September 30, 2013	28,191	—

Series B Convertible preferred stock, $0.01 par value — authorized, 70,512,809 shares at December 31, 2012 and none at September 30, 2013; issued and outstanding, 7,232,092 shares at December 31, 2012 and none at September 30, 2013	91,413	—

Preferred stock, $0.01 par value — authorized, none at December 31, 2012 and 10,000,000 shares at September 30, 2013; no shares issued and outstanding, at December 31, 2012 and September 30, 2013	—	—

Common stock, $0.0001 par value — authorized, 135,715,623 at December 31, 2012 and 100,000,000 at September 30, 2013; issued and outstanding, 1,733,651 shares at December 31, 2012 and 15,749,938 shares at September 30, 2013	—	2

Additional paid-in-capital	9,451	171,167
Accumulated deficit	(82,064)	(100,309)
Total shareholders' equity	46,991	70,860
Total	$51,496	$87,163

Cellular Dynamics International, Inc.
Statements of operations
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(dollars in thousands, except per share data)	2012	2013	2012	2013
Revenues:
Product sales	$1,075	$1,793	$2,892	$5,516
Collaborations, partnerships and other revenues	158	730	747	2,209
Total revenues	1,233	2,523	3,639	7,725

Costs and expenses:
Cost of product sales	287	371	848	1,624
Research and development	3,529	3,906	10,352	11,673
Sales and marketing	1,083	1,679	3,075	4,710
General and administrative	1,805	3,727	5,797	7,614
Total costs and expenses	6,704	9,683	20,072	25,621

Loss from operations	(5,471)	(7,160)	(16,433)	(17,896)

Other (expense) income:
Interest expense	(8)	(358)	(27)	(369)
Other income	—	20	1	20
Total other expense	(8)	(338)	(26)	(349)

Net loss	$(5,479)	$(7,498)	$(16,459)	$(18,245)

Net loss per share of common stock, basic and diluted	$(3.16)	$(0.62)	$(9.54)	$(3.49)
Shares used in computing net loss per share of common stock, basic and diluted	1,733,609	12,087,370	1,724,902	5,223,101

Source: Cellular Dynamics International, Inc.
MEDIA CONTACTS:
Joleen Rau
Senior Director, Marketing & Communications
Cellular Dynamics International, Inc.
(608) 310-5142
jrau@cellulardynamics.com

Investor Relations
Gitanjali Jain Ogawa
The Trout Group, LLC
(646) 378-2949
gogawa@troutgroup.com